UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

      Check the appropriate box:

      [  ] Preliminary Proxy Statement.

      [  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      [  ] Definitive Proxy Statement

      [X] Definitive Additional Materials.

      [  ] Soliciting Material Pursuant to §240.14a-12

MACKENZIE REALTY CAPITAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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Subject: MacKenzie Realty Capital, Inc. 2017 Annual Meeting

MacKenzie Realty Capital, Inc.
Re: We need your vote!
Meeting Date: October 23, 2017

Control Number: XXXXXXXXXXX
To: NAME

A couple of weeks ago, you should have received proxy material for the annual meeting of stockholders of Mackenzie Realty Capital scheduled to be held on October 23rd, 2017.

According to our latest records, your vote for this meeting has not been returned. Regardless of the number of shares you may own, it is very important that they be represented at this meeting. Further, by voting now, you can help us limit the additional fees we may incur related to the continued solicitation of votes required to hold out meeting.

When you are ready to vote, you can either call the toll-free number 1-877-777-8133 or visit www.AALvote.com/XX06 and cast your vote. You will be prompted to enter your Control Number provided above. Your vote is important, no matter how many shares you own. Please vote today be telephone or via the internet.

*If you have recently mailed your proxy card or cast your vote by phone or internet, please accept our thanks and disregard this request.
*Please Do Not Reply to this email as the mailbox is not being monitored

This email and the documents accompanying it contain information which is confidential and/or legally privileged. The information contained in this email does not constitute legal advice; you should contact an attorney for advice on specific legal issues. The information is intended only for the use of the individual or entity addressed on this email. If you are not the intended recipient, you are hereby notified that any reliance on the contents of this information is strictly prohibited, and that the documents should be returned to this firm immediately. In this regard, if you have received this email in error, please notify us by email at info@allianceadvisorsllc.com immediately so that we can arrange the return of the documents.